Exhibit 99.2

TEREX A.S.V.

Condensed Combined Financial Statements

(unaudited)

September 30, 2014

TEREX A.S.V

CONDENSED COMBINED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2014

AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

(unaudited)

TEREX A.S.V.

CONDENSED COMBINED STATEMENT OF OPERATIONS

(Unaudited)

(Dollars in thousands)

	Nine Months Ended September 30,
	2014	2013
Net sales	$101,279	$99,988
Cost of goods sold	(92,611)	(93,538)

Gross profit	8,668	6,450
Selling, general and administrative expenses	(9,423)	(7,732)
Allocated expenses from parent	(1,754)	(1,337)

Loss from operations	(2,509)	(2,619)
Other income (expense):
Other income, net	2	31

Loss before income taxes	(2,507)	(2,588)
Benefit from income taxes	1,123	1,293

Net loss	$(1,384)	$(1,295)

The accompanying notes are an integral part

of these condensed combined financial statements.

1.

TEREX A.S.V.

CONDENSED COMBINED BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

September 30,
2014
Assets
Current assets
Cash	$2
Trade receivables (net of allowance of $ 75)	25,517
Trade receivables from affiliates	562
Inventories	31,767
Deferred income taxes	1,507
Other current assets	30

Total current assets	59,385
Non-current assets
Property, plant and equipment, net	18,428
Other intangible assets, net	47,512
Other assets	1,183

Total assets	$126,508

Liabilities and Net Parent Investment
Current liabilities
Trade accounts payable	$11,887
Trade payables to affiliates	57
Accrued compensation and benefits	1,214
Accrued warranties	2,561
Other current liabilities	953

Total current liabilities	16,672
Non-current liabilities
Deferred income taxes	19,895
Other non-current liabilities	1,578

Total liabilities	38,145

Commitments and contingencies
Net parent investment
Net parent investment	$88,363

Total net parent investment	88,363

Total liabilities and net parent investment	$126,508

The accompanying notes are an integral part

of these condensed combined financial statements.

2.

TEREX A.S.V.

CONDENSED COMBINED STATEMENT OF CASH FLOWS

(Unaudited)

(Dollars in thousands)

	Nine Months Ended September 30,
	2014	2013
OPERATING ACTIVITIES
Net loss	$(1,384)	$(1,295)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation	1,607	1,367
Amortization	5,968	6,035
Deferred taxes	(2,091)	(6,006)
Gain on sale of assets	(3)	(14)
Changes in operating assets and liabilities:
Trade receivables	(6,301)	(284)
Trade receivables from affiliates	393	(857)
Inventories	(1,240)	2,432
Trade accounts payable	(1,550)	5,648
Trade payable to affiliates	(117)	(13)
Accrued compensation and benefits	375	27
Accrued warranties	(194)	306
Other	315	324

Net cash provided by operating activities	(4,222)	7,670

INVESTING ACTIVITIES
Capital expenditures	(181)	(1,729)
Proceeds from sale of assets	148	22

Net cash used in investing activities	(33)	(1,707)

FINANCING ACTIVITIES
Transfers to/(from) parent	4,255	(5,963)

Net cash used in financing activities	4,255	(5,963)

Net (Decrease) Increase in Cash	—	—
Cash at Beginning of Period	2	1

Cash at End of Period	$2	$1

The accompanying notes are an integral part

of these condensed combined financial statements.

3.

TEREX A.S.V.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

(Dollars in thousands)

NOTE 1 – BASIS OF PRESENTATION

Nature of Operations. The accompanying condensed combined financial statements present, on a historical cost basis, the combined assets, liabilities, revenues and expenses related to the Terex A.S.V. business (“ASV” or the “Company”) of Terex Corporation (“Parent” or “Terex”).

The Company primarily designs, manufactures and markets skid steer loaders and compact track loaders as well as related parts for use primarily in the construction, landscaping, and agricultural industries. The Company’s headquarters and manufacturing facility is located in Grand Rapids, Minnesota. Products are marketed and sold in the United States, Latin America and Australia.

Basis of Presentation. Throughout the period covered by the condensed combined financial statements, ASV operated as a part of Terex. Consequently, stand-alone financial statements have not been historically prepared for ASV. The ASV business has been historically reflected primarily within two Terex legal entities: ASV, Inc. (dedicated entity) and Terex USA, LLC. (shared entity). The condensed combined financial statements have been “carved out” of Terex’s historical accounting records. As such, the condensed combined financial position, results of operations and cash flows of the Company may not be indicative of the Company had it been a separate stand-alone entity during the periods presented. Additionally the results stated herein may not be indicative of what the Company’s financial position, results of operations and cash flows may be in the future.

The Company’s condensed combined financial statements include all revenues, costs, assets and liabilities directly attributable to its business. In addition, certain expenses reflected in the Condensed Combined Statement of Operations have been allocated and represent corporate and segment related functions and shared services used by ASV. Management considers the expense allocation methodology and results to be reasonable. However, these allocations may not be indicative of the actual expenses the Company may have incurred as a stand-alone entity during the period presented nor are these costs necessarily indicative of what the Company will incur in the future. See Note 7 – “Related Party Transactions” for more information.

As more fully described in Note 2 – “Summary of Significant Accounting Policies” and Note 3 “Income Taxes,” current and deferred income taxes and related tax expense have been determined based on the stand-alone results of ASV by applying Accounting Standards Codification 740, Income Taxes (ASC 740), issued by the Financial Accounting Standards Board (FASB), to ASV operations as if it were a separate taxpayer (i.e. following the separate- return methodology).

All charges and allocations of cost for facilities, functions, and services performed by Terex organizations have been deemed paid by ASV to Terex in the period in which the cost was recorded in the Condensed Combined Statement of Operations. ASV’s portion of current income taxes payable is deemed to have been remitted to Terex in the period the related tax expense was recorded.

The Parent uses a centralized approach to cash management and financing its operations. Accordingly, none of the cash, cash equivalents, debt, or related interest expense has been allocated to the condensed combined financial statements. Transactions between the Terex and ASV are reflected as “Net transfers to/(from) parent” within the Company’s Statement of Changes in Net Parent Investment and the Company’s Statement of Cash Flows. Transactions between ASV and other Terex entities are reflected as related party transactions. See Note 7 – “Related Party Transactions” for more information.

The accompanying unaudited Condensed Combined Financial Statements of Terex A.S.V as of September 30, 2014 and for the periods ending September 30, 2014 and 2013 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America to be included in full-year financial statements.

- Continued -

4.

TEREX A.S.V.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

(Dollars in thousands)

NOTE 1 – BASIS OF PRESENTATION (Continued)

In the opinion of management, all adjustments considered necessary for fair statement of these interim financial statements have been made. Except as otherwise disclosed, all such adjustments consist only of those of a normal recurring nature. Operating results for the nine months ended September 30, 2014 are not necessarily indicative of results that may be expected for the year ending December 31, 2014. The Company recommends that these interim condensed combined financial statements be read in conjunction with the annual combined financial statements and the notes thereto.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These condensed combined financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (GAAP). The significant accounting policies described below, together with the other notes that follow, are an integral part of the condensed combined financial statements.

Principles of Combination. The condensed combined financial statements include the Company’s net assets and results of operations as described above. All material intracompany balances, transactions, and profits within the Company have been eliminated.

Use of Estimates. The preparation of financial statements in conformity with GAAP requires management to make estimates that affect the reported amounts of assets, liabilities, income and expense. Estimates including those related to allowance for doubtful accounts, materials and inventory obsolescence, property and equipment depreciation, intangible asset amortization, long-lived asset impairment assumptions, allocated expenses, income taxes, warranties, and contingencies are evaluated on a regular basis. Actual amounts could differ from such estimates.

Cash. As described further in Note 7 – “Related Party Transactions,” the Company participates in Terex’s centralized cash management program. Cash reflected on the Company’s Condensed Combined Balance Sheet represents petty cash maintained separately by the Company.

Inventories. Inventories are stated at the lower of cost or market (“LCM”) value. Cost is determined principally by the first-in, first-out (“FIFO”) method. In valuing inventory, management is required to make assumptions regarding the level of reserves required to value potentially obsolete or over-valued items at the lower of cost or market. These assumptions require the Company to analyze the aging of and forecasted demand for its inventory, forecast future products sales prices, pricing trends and margins, and to make judgments and estimates regarding obsolete or excess inventory. Future product sales prices, pricing trends and margins are based on the best available information at that time including actual orders received, negotiations with the Company’s customers for future orders, including their plans for expenditures, and market trends for similar products. The valuation of used equipment taken in trade from customers requires the Company to use the best information available to determine the value of the equipment to potential customers. This value is subject to change based on numerous conditions. Inventory reserves are established taking into account age, frequency of use, or sale, and in the case of repair parts and the installed base of machines.

While calculations are made involving these factors, significant management judgment regarding expectations of future events is involved. Future events that could significantly influence the Company’s judgment and related estimates include general economic conditions in markets where the Company’s products are sold, new equipment price fluctuations, actions of the Company’s competitors, including the introduction of new products and technological advances, as well as new products and design changes the Company introduces. The Company makes adjustments to its inventory reserve based on the identification of specific situations and increases its inventory reserves accordingly. As further changes in future economic or industry conditions occur, the Company will revise the estimates that were used to calculate its inventory reserves.

- Continued -

5.

TEREX A.S.V.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

(Dollars in thousands)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

If actual conditions are less favorable than those the Company has projected, the Company will increase its reserves for LCM, excess and obsolete inventory accordingly. Any increase in the Company’s reserves will adversely impact its results of operations. The establishment of a reserve for LCM, excess and obsolete inventory establishes a new cost basis in the inventory. Such reserves are not reduced until the product is sold.

Intangible Assets. Intangible assets include purchased patents, trademarks and customer relationships. These definite lived intangible assets are amortized on a straight-line basis over the respective estimated useful lives, which range from five to fifteen years.

Property, Plant and Equipment. Property, plant and equipment are stated at cost. Expenditures for major repairs and improvements are capitalized to the extent they extend the useful life of the asset. Expenditures for routine maintenance and repairs not expected to extend the life of an asset beyond its normal useful life are charged to expense when incurred. Plant and equipment are depreciated over the estimated useful lives (three to twenty years) of the assets under the straight-line method of depreciation for financial reporting purposes and both straight-line and other methods for tax purposes. Property, Plant, and Equipment to be disposed of by sale are not depreciated while they are held for sale.

Impairment of Long-Lived Assets. The Company’s policy is to assess the realizability of long-lived assets, including definite-lived intangible assets, and to evaluate such assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets (or group of assets) may not be recoverable. Impairment is determined to exist if the estimated future undiscounted cash flows are less than the carrying value. Future cash flow projections include assumptions for future sales and working capital levels, among others. The Company uses data developed by management as well as macroeconomic data in making these calculations. The amount of any impairment then recognized would be calculated as the difference between estimated fair value and the carrying value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying value or fair value less cost to dispose. The Company did not have any impairment for the year ended September 30, 2014.

Accounts Receivable and Allowance for Doubtful Accounts. Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. The Company determines the allowance based on individual customer review and current economic conditions. The Company reviews its allowance for doubtful accounts at least quarterly. Individual balances exceeding a threshold amount that are over 90 days past due are reviewed individually for collectability. All other balances are reviewed on a pooled basis by type of receivable. Account balances are charged off against the allowance when the Company determines it is probable the receivable will not be recovered. Substantially all receivables were trade receivables at September 30, 2014.

Revenue Recognition. Revenue and related costs are generally recorded when products are shipped and invoiced to either independently owned or operated dealers or to customers. Shipping and handling charges are recorded in cost of goods sold.

Revenue generated in the United States is recognized when title and risk of loss pass from the Company to its customers which occurs upon shipment when terms are FOB shipping point (which is customary for the Company) and upon delivery when terms are FOB destination. The Company also has a policy, which requires it to meet certain criteria in order to recognize revenue, including satisfaction of the following requirements:

(a)	Persuasive evidence that an arrangement exists;

- Continued -

6.

TEREX A.S.V.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

(Dollars in thousands)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

b)	The price to the buyer is fixed or determinable;

c)	Collectability is reasonably assured; and

d)	The Company has no significant obligations for future performance.

In circumstances where the sales transaction requires acceptance by the customer for items such as testing on site, installation, trial period or performance criteria, revenue is not recognized unless the following criteria have been met:

a)	Persuasive evidence that an arrangement exists;

b)	Delivery has occurred or services have been rendered;

c)	The price to the buyer is fixed or determinable;

d)	Collectability is reasonably assured; and

e)	The customer has signed off on the acceptance, the time period has elapsed or the Company has otherwise objectively demonstrated that the criteria specified in the acceptance provisions have been satisfied.

In addition to performance commitments, the Company analyzes factors such as the reason for the purchase to determine if revenue should be recognized. This analysis is done before the product is shipped and includes the evaluation of factors that may affect the conclusion related to the revenue recognition criteria as follows:

a)	Persuasive evidence that an arrangement exists;

b)	Delivery has occurred or services have been rendered;

c)	The price to the buyer is fixed or determinable; and

d)	Collectability is reasonably assured.

Accrued Warranties. The Company records accruals for potential warranty claims based on its claim experience. The Company’s products are typically sold with a standard warranty covering defects that arise during a fixed period.

A liability for estimated warranty claims is accrued at the time of sale. The liability is established using historical warranty claim experience for each product sold. Historical claim experience may be adjusted for known design improvements or for the impact of unusual product quality issues. Warranty reserves are reviewed quarterly to ensure critical assumptions are updated for known events that may affect the potential warranty liability.

The following table summarizes the changes in the combined current product warranty liability:

Nine Months Ended September 30, 2014
Balance as at beginning of the period	$2,755
Accruals for warranties issued during the period	1,175
Settlements during the period	(1,654)
Changes in estimates	285

Balance as at end of period	$2,561

Accrued Product Liability. The Company records accruals for product liability claims when deemed probable and estimable using specific facts and circumstances and prior claim experience. Accruals for product liability claims are valued based upon the Company’s prior claims experience, including consideration of the jurisdiction, circumstances of the accident, type of loss or injury, identity of plaintiff, other potential responsible parties, analysis of outside legal counsel, analysis of internal product liability counsel and the experience of the Company’s director of product safety. Actual product liability costs could be different due to a number of variables such as the decisions of juries or judges.

- Continued -

7.

TEREX A.S.V.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

(Dollars in thousands)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes. Income taxes as presented herein attribute current and deferred income taxes in the Company’s combined financial statements in a manner that is systematic, rational and consistent with the asset and liability method prescribed by ASC 740. Accordingly, the Company’s income tax provision was prepared following the “Separate-Return Method.” The separate-return method applies ASC 740 to the stand-alone financial statements of each member of the consolidated group as if the group member was a separate taxpayer and a stand-alone enterprise. As a result, actual tax transactions included in the consolidated financial statements of Terex may not be included in the separate combined financial statements of the Company. Similarly, the tax treatment of certain items reflected in the separate combined financial statements of the Company may not be reflected in the financial statements and tax returns of Terex; therefore, such items as net operating losses, credit carryforwards/carrybacks and valuation allowances may exist in the stand-alone combined financial statements that may or may not exist in the Terex’s consolidated financial statements.

The breadth of the Company’s operations and the complexity of tax regulations require assessments of uncertainties and judgments in estimating taxes the Company will ultimately pay. The final taxes paid are dependent upon many factors, including negotiations with taxing authorities in various jurisdictions, outcomes of tax litigation and resolution of disputes arising from federal and state tax audits in the normal course of business.

The Company assesses uncertain tax positions based upon an evaluation of the facts, circumstances and information available at the balance sheet date. Provision is made for uncertain tax positions to the extent that the amounts previously taken or expected to be taken in tax returns exceeds the tax benefits that are recognized in the combined financial statements in respect of the tax positions. A tax benefit is recognized in the combined financial statements only if management considers that it is more likely than not that the tax position will be sustained on examination by the relevant tax authority solely on the technical merits of the position and is measured as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement assuming that the tax authority has full knowledge of all relevant information. Provisions for uncertain tax positions are reviewed regularly and are adjusted to reflect events such as the expiry of limitation.

The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. The Company is a division of Terex, which files as a member of consolidated federal and state tax returns. However, the Company does not have a tax sharing agreement with Terex or any other consolidated return parent company. As such, the Company has provided for taxes on a separate-return basis and neither pays taxes to nor is compensated for tax losses (if any) used by other members of these consolidated return filings. The income taxes payable balances as of September 30, 2014 include $0 payable to taxing authorities. The remaining taxes payable, which are reflected in Net parent investment, are a function of the separate-return tax provision calculations. See Note 3 – “Income Taxes.”

Under the asset and liability approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. Deferred taxes result from differences between the financial and tax basis of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.

- Continued -

8.

TEREX A.S.V.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

(Dollars in thousands)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value Measurements. We estimate fair value at a price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the principal market for the asset or liability. Our valuation techniques require inputs that we categorize using a three-level hierarchy, from highest to lowest level of observable inputs, as follows: (1) unadjusted quoted prices for identical assets or liabilities in active markets (“Level 1”), (2) direct or indirect observable inputs, including quoted prices or other market data, for similar assets or liabilities in active markets or identical assets or liabilities in less active markets (“Level 2”) and (3) unobservable inputs that require significant judgment for which there is little or no market data (“Level 3”). When multiple input levels are required for a valuation, we categorize the entire fair value measurement according to the lowest level of input that is significant to the measurement even though we may have also utilized significant inputs that are more readily observable.

Our Cash, Trade accounts receivable and Trade Accounts payable are by their nature short-term. As a result, the carrying values included in the accompanying Combined Balance Sheet approximate fair value.

NOTE 3 – INCOME TAXES

During the nine months ended September 30, 2014, the Company recognized income tax benefit of $1.1 million on a loss of ($2.5) million, an effective tax rate of 44.8% as compared to income tax expense benefit of $1.3 million on a loss of ($2.6) million an effective tax rate of 50.0%, for the nine months ended September 30, 2013. The lower effective tax rate for the nine months ended September 30, 2014 was primarily due to a reduction in the benefit the Company obtained from the domestic manufacturing deduction and a decrease in the Company’s effective state income tax rate.

NOTE 4 – INVENTORIES

Inventories consist of the following:

September 30, 2014
Finished equipment	$2,547
Replacement parts	11,499
Work-in-process	182
Raw materials and supplies	17,539

$31,767

Reserves for lower of cost or market value, excess and obsolete inventory was $899 at September 30, 2014.

- Continued -

9.

TEREX A.S.V.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

(Dollars in thousands)

NOTE 5 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

September 30,
2014
Land	$1,420
Buildings	14,576
Machinery and equipment	15,307
Construction in progress	98

31,401

Less: Accumulated depreciation	(12,973)

Property, plant and equipment, net	$18,428

Depreciation expense, including for equipment subject to operating leases, was $1,607 and $1,367 for the nine-month period ended September 30, 2014 and 2013, respectively.

See Note 9 – “Subsequent Notes” for further discussion on the subsequent sale of property contained within the Property, Plant, and Equipment net balances above.

NOTE 6 – INTANGIBLE ASSETS, NET

Intangible assets, net comprised of the following as of September 30, 2014:

		September 30, 2014
	Weighted
	Average Life	Gross Carrying	Accumulated	Net Carrying
	(in years)	Amount	Amortization	Amount
Definite-lived intangible assets:
Patents and trademarks	12	$30,924	$(17,868)	$13,056
Other intangible assets	13	70,980	(36,524)	34,456

Total definite lived intangible assets		$101,904	$(54,392)	$47,512

- Continued -

10.

TEREX A.S.V.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

(Dollars in thousands)

NOTE 6 – INTANGIBLE ASSETS, NET (Continued)

Estimated aggregate intangible asset amortization expense for the next five years is as follows:

2014	$7,958
2015	$7,958
2016	$7,958
2017	$7,958
2018	$5,708

Amortization of intangible assets, net is included within Costs of goods sold in the Company’s Condensed Combined Statement of Operations. For the nine-month periods ended September 30, 2014 and 2013 was $5,968 and $6,035, respectively.

NOTE 7 – RELATED PARTY TRANSACTIONS

(a)	Related party sales and purchases

ASV has historically been managed and operated in the normal course of business by Terex and its subsidiaries. Accordingly, transactions of a trading nature have been made between ASV and affiliated entities. All related party transactions are generally priced to recover costs plus a markup for profit. Related party machine and tools sales of $1,057 and $1, respectively, are included in the Company’s Statement of Operations for the nine months ended September 30, 2014 and related party machine and tools sales of $4028 and $2, respectively, are included in the Company’s Statement of Operations for the nine months ended September 30, 2013. Trade receivables from affiliates and Trade payables to affiliates reflected in the Company’s Balance Sheet at September 30, 2014 are related to trading activity with Terex affiliates and these balances are generally settled within 60 days.

(b)	Allocated expenses from parent

The condensed combined financial statements reflect allocated expenses associated with centralized Terex corporate and segment support functions and services, such as legal, accounting, tax, treasury, internal audit, information technology, and human resources. Allocated expenses from parent in the Company’s Statement of Operations included corporate and segment expenses of $1,001 and $753, and $880 and $457, for the nine months ended September 30, 2014 and 2013, respectively. These expenses have been allocated proportionally to the Company using various allocation inputs, such as net sales. Management considers the allocation methodologies used to be reasonable and appropriate reflections of the historical Terex expenses attributable to ASV for purposes of the stand-alone financial statements; however, the expenses reflected in the condensed combined financial statements may not be indicative of the actual expenses that would have been incurred during the period presented if we had operated as a separate stand-alone entity. In addition, the expenses reflected in the condensed combined financial statements may not be indicative of expenses that will be incurred in the future by ASV.

- Continued -

11.

TEREX A.S.V.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

(Dollars in thousands)

NOTE 7 – RELATED PARTY TRANSACTIONS (Continued)

(c)	Net Parent Investment

The equity of the company on the Condensed Combined Balance Sheet represents Terex’s net investment in the ASV business and is presented as “Net Parent Investment” in lieu of stockholders’ equity. The Statement of Changes in Net Parent Investment includes intercompany receivables and payables between ASV and other Terex affiliates that were settled on a current basis. The Company participates in Terex’s centralized cash management and financing programs. Disbursements are made through centralized accounts payable system which are operated by Terex. Cash receipts are transferred to centralized accounts, also maintained by Terex. As cash is disbursed and received by Terex, it has been accounted for by the Company through Net Parent Investment. No related party interest income or expense has been included for historical advances to/(from) Parent, which have been accounted for within Net Parent Investment.

NOTE 8 – LITIGATION AND CONTINGENCIES

The Company is involved in various legal proceedings, including product liability, general liability, workers’ compensation liability, employment, commercial and intellectual property litigation, which have arisen in the normal course of operations. The Company is insured for product liability, general liability, workers’ compensation, employer’s liability, property damage and other insurable risk required by law or contract, with retained liability or deductibles. The Company has recorded and maintains an estimated liability in the amount of management’s estimate of the Company’s aggregate exposure for such retained liabilities and deductibles. For such retained liabilities and deductibles, the Company determines its exposure based on probable loss estimations, which requires such losses to be both probable and the amount or range of probable loss to be estimable. The Company believes it has made appropriate and adequate reserves and accruals for its current contingencies and that the likelihood of a material loss beyond the amounts accrued is remote. The Company believes that the outcome of such matters, individually and in the aggregate, will not have a material adverse effect on its financial statements as a whole. However, the outcomes of lawsuits cannot be predicted and, if determined adversely, could ultimately result in the Company incurring significant liabilities which could have a material adverse effect on its results of operations.

- Continued -

12.

TEREX A.S.V.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

(Dollars in thousands)

NOTE 9 – SUBSEQUENT EVENTS

The Company assessed events occurring subsequent to September, 30, 2014 through February 27, 2015 for potential recognition and disclosure in the condensed combined financial statements.

On December 17, 2014, the Company closed on the sale of property in the amount of $3,053, as determined by a third-party appraisal, for building and land located at 1001 NW 3rd Street, Cohasset, MN 55721 to Terex USA, LLC, an affiliate of ASV. The Company had a net book value of $2,646 recorded at the time of sale. As this was a related party asset sale, the Company recorded the difference between the sales price and net book value as a related capital contribution of $407 during 2014.

On December 17, 2014, the Company also closed on the sale of property in the amount of $1,350, as determined by a third-party appraisal, for building and land located at 4101 River Road, Grand Rapids, MN 55744 to Terex, USA LLC, an affiliate of ASV. The Company had a net book value of $708 recorded at the time of the sale. As this was a related party asset sale, the Company recorded the difference between the sales price and net book value as a related capital contribution of $642 during 2014.

On October 29, 2014, Manitex International, Inc and Terex announced they had formed a joint venture in ASV. As a result of the agreement, Manitex purchased 14,790,000 shares of stock, which gave Manitex 51% of ASV, while Terex retained the remaining shares and percentage of ASV. The consideration for Manitex’s majority share in ASV was $25 million in cash. At the time of the closing, ASV had entered into two separate loan facilities: a line of credit with JPMorgan Chase Bank for up to $35.0 million, which had $4.7 million outstanding, and a term loan with Garrison Loan Agency Services for $40.0 million. This combined funding of $44.7 million was used to fund Terex $40.1 million ($16.1 for the net assets acquired from Terex USA, LLC and Terex Global GmbH and $24.0 distribution) and pay certain transaction costs of $4.6 million. The sale finalized on December 19, 2014.

13.